UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2016

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, Jorge A. Uribe was appointed to the Board of Directors of General Mills, Inc. (the "Company"). Mr. Uribe's appointment is effective on June 1, 2016. In connection with his appointment, the Board made the determination that Mr. Uribe qualifies as an independent director in accordance with the New York Stock Exchange Listing Standards. Mr. Uribe was named to the Board’s Compensation and Public Responsibility Committees.

Mr. Uribe’s compensation for Board service is consistent with the arrangements described in the Company’s definitive proxy statement filed on August 17, 2015, under "Director Compensation," including a grant to Mr. Uribe of restricted stock units with a grant date fair value of approximately $180,000 at his first board meeting.

Maria G. Henry, who was previously elected to the Board of Directors of the Company effective on June 1, 2016, was named to the Board’s Audit and Compensation Committees.

Item 8.01 Other Events.

Jorge A. Uribe’s biographical information is furnished in the press release attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99 Press Release of General Mills, Inc. dated May 3, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

May 3, 2016	By:	Richard C. Allendorf

Name: Richard C. Allendorf
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release of General Mills, Inc. dated May 3, 2016.